UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2018 (July 31, 2018)

Phibro Animal Health Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor 300 Frank W. Burr Boulevard, Suite 21 Teaneck, New Jersey		07666-6712
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 329-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2018, Phibro Animal Health Corporation (the “Company”), MJ Biologics, Inc. (“MJB”) and, for certain limited purposes described therein, William Marks, entered into the First Amendment to the Intellectual Property Purchase Agreement (the “Amendment”), which amends that certain Intellectual Property Purchase Agreement (the “Purchase Agreement”), dated as of January 20, 2015 (the “Effective Date”), by and among the Company and MJB. The Purchase Agreement contemplates the Company acquiring the intellectual property and certain other assets comprising MJB’s business relating to the development, manufacture, commercialization and distribution of animal vaccines on or before January 1, 2021, subject to certain closing conditions (the “Scheduled Closing Date”). The Company previously made an initial payment to MJB of $5,000,000 and agreed to pay MJB a “Closing Payment,” subject to offset in certain limited circumstances, of not less than $10,000,000. The Amendment, among other things, amends the Scheduled Closing Date to July 31, 2018. In addition, the parties have agreed in the Amendment to a Closing Payment of $12,775,000, subject to offset in certain limited circumstances, a portion of which was paid in cash in a lump sum at closing, a portion of which was placed into escrow for a two year period to pay certain indemnification claims that may be made by Company, and the remainder of which was paid in the form of a Promissory Note (the “Promissory Note”) issued by the Company in favor of MJB, for an original principal amount of $3,775,000, subject to offset in certain limited circumstances. The Promissory Note bears interest at a variable rate equal to LIBOR plus 300 basis points and shall mature on January 4, 2019 (the “Maturity Date”). The entire unpaid principal amount of the Promissory Note, together with all outstanding and unpaid interest under the Promissory Note, will be due and payable by the Company on the Maturity Date. The Amendment also contemplates, as of the Scheduled Closing Date, the mutual limited release, subject to certain specified exceptions, of certain amounts due under, and obligations relating to, the Purchase Agreement, as amended, and the Transaction Documents (as defined in the Purchase Agreement) now or in the future.

The foregoing is a summary description of the material terms of the Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit no later than with its Quarterly Report on Form 10-Q for the period ended September 30, 2018, with confidential terms redacted.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: July 31, 2018

	By:	/s/ Thomas G. Dagger
	Name: Title:	Thomas G. Dagger Senior Vice President, General Counsel and Corporate Secretary